Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Research Services Agreement

This Research Services Agreement (“Agreement”) is between Augusta University Research Institute, Inc. (“AURI”) a non-profit research and educational corporation, located at Augusta University (“University”), with principal offices at 1120 15th Street, Augusta, Georgia 30912-4810, and NewLink Genetics Corporation, with its principal offices at 2901 South Loop Drive, Ames, Iowa 50010 ("NewLink"). The parties may be referred to individually as “Party” and collectively as the “Parties.” David H. Munn, M.D., shall serve as principal investigator (“PI”) on behalf of AURI.

Introduction
During the term of this Agreement, NewLink and AURI will collaborate on a research services program for developing and executing in vitro and in vivo bioassays directed to further characterizing PTEN inhibitors identified by NewLink (“Research Services Program”);
NewLink has identified a need to conduct certain tests that: (a) require use of unique or special AURI skills, know-how and facilities that either do not exist elsewhere or are not readily accessible; and (b) involve specialized methods and know-how of a primarily technical nature (“Technical Tests”); and
NewLink has determined that it cannot obtain equivalent Technical Tests from a commercial entity;
AURI has determined that AURI’s performance of the Technical Tests is justified;
The Parties agree that the research services contemplated by this Agreement are of mutual interest and benefit to AURI and to NewLink, and will further the instructional and research objectives of AURI in a manner consistent with its status as a nonprofit, tax-exempt, research and educational institution; and
The Parties agree that the Technical Tests will be performed through a subcontract to University.
THEREFORE, the Parties agree as follows:

Terms and Conditions
1.        Performance of Technical Testing Services
1.1.    Technical Testing Services. During the term of this Agreement, AURI shall develop and perform specialized assays, or shall develop the required techniques and help NewLink to perform such assays, as shall be required or desirable for the characterization of PTEN inhibitors.  These experiments shall be drawn from Exhibit A, “Technical Testing Scope of Work - Menu of Technical Tests”, as amended and updated throughout the course of the Agreement. Exhibit A contains a general outline of the testing that may potentially be of use to NewLink; and this Exhibit shall be amended and updated before each Technical Test is first performed, to incorporate the actual agreed upon method for performing such Technical Test, to identify any Background Know-How (as defined in the License Agreement) to be used with respect to such Technical Test and to identify the types of Foreground Know-How (as defined in the License Agreement) anticipated to be generated with respect to such Technical Test. Each set of experiments that is to be performed at AURI under this Agreement shall be mutually agreed upon in advance and in writing by the Parties, on an experiment set-by-experiment set basis, with an agreed budget (supplies, costs, and personnel) developed for each set of desired experiments.  AURI shall invoice

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NewLink for such experiments, and NewLink will pay the invoiced costs of the sets of experiments done at AURI, including associated facilities and indirect costs, in each case to the extent that such set of experiments has been satisfactorily completed and such costs do not exceed the budget therefor by more than [*], unless AURI obtained NewLink’s prior written consent for such cost over-run.  For clarity, sets of experiments that are not mutually agreed upon and reduced to writing under this Agreement with an associated budget, are not required to be performed by AURI on behalf of NewLink. AURI shall perform all work hereunder in a timely, efficient and professional manner in accordance with industry standards and applicable laws.
1.2.    Reporting and Ownership of Test Results. AURI agrees to provide to NewLink, on no less than a quarterly basis or as otherwise mutually agreed upon in writing, written reports of Test Results and Foreground Know-How under this Agreement. Exhibit A shall be deemed updated to include all Foreground Know-How included in any such written report. “Test Results” shall include all data and results of experiments or other work performed by AURI under this Agreement, including raw data, blots, instrumentation printouts, graphs, tables, analytical data and observations. Upon request by NewLink, AURI shall provide NewLink the original Test Results, and AURI shall be entitled to retain a copy thereof. NewLink shall solely own the Test Results; AURI shall assign and hereby assigns to NewLink all right, title and interest in and to the Test Results. AURI will obtain all assignments necessary to effectuate such ownership. shall keep and maintain any AURI working notes and laboratory records associated with the experiments or other work performed by AURI under this Agreement in original form and, upon request by NewLink, shall provide NewLink or its designee with copies thereof and/or access thereto. AURI shall not destroy such notes or records without first offering to transfer them to NewLink or its designee.
1.3.    Licensing. Pursuant to the License Agreement executed concurrently with this Agreement (“License Agreement”), NewLink has an exclusive license to Licensed Know-How and Licensed Patents (as “Licensed Know-How” and “Licensed Patents” are defined in the License Agreement), subject to AURI’s right to retain a non-exclusive, royalty-free right to use such intellectual property for its own noncommercial research and educational purposes and subject to AURI’s additional retained rights with respect to the Background Know-How, as specified in the License Agreement. In order to facilitate the license by AURI to NewLink of Licensed Know-How, the parties agree that Exhibit A of this Research Services Agreement shall be deemed to also be incorporated into Exhibit A of the License Agreement at the time the design of a proposed experiment under this Research Services Agreement is reduced to writing and signed by both parties and that Exhibit A of the License Agreement shall be deemed to include all confidential Information (other than Test Results) identified in any report provided by AURI as having been generated by AURI pursuant to the Research Services Agreement.
1.4.    Interpretation and Analysis. In no event will AURI be obligated to provide expert interpretation or analysis of Test Results under this Agreement, but if such interpretation or analysis is provided, it will be deemed to be Foreground Know-How or Licensed Patents (as applicable) and NewLink shall have an exclusive license and other rights thereto (including patent filing, prosecution and enforcement rights) as specified in the License Agreement.
1.5        Technical Contacts. Each Party appoints the following individual to serve as its technical contact during performance of this Agreement. Each Party will notify the other of any change in the technical contact in accordance with the notice requirements of this Agreement.
For AURI:        David. H. Munn, M.D.
For NewLink:         Mario Mautino, Ph.D.
1.6.    Test Materials. NewLink will furnish to AURI NewLink’s proprietary compounds to be tested (“Test Materials”). If NewLink in its discretion provides AURI with any cell lines or other materials to be used in Technical Test, such cell lines or materials shall be deemed to be Test Materials. AURI will

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provide all other materials needed to perform the Technical Tests. AURI will exercise reasonable care in the handling and storage of Test Materials but will not be liable to NewLink for any loss of or damage to Test Materials unless such loss or damage is due to AURI’s negligence or willful misconduct. AURI will not provide the Test Materials to any third party or any person not directly involved in the performance of the Technical Tests, AURI will not use the Test Materials for any purposes except for the performance of the Technical Tests. AURI will return all unused Test Materials to NewLink upon the completion of the Technical Tests or termination of this Agreement or, if earlier, upon NewLink’s request. The Test Materials shall remain solely owned by NewLink, and nothing herein constitutes a transfer of ownership rights, or grant of any other rights in the Test Materials to AURI. NewLink shall deliver the Test Materials to the following address:
Dr. David Munn
Augusta University Cancer Center, Room CN4141
1120 15th Street
Augusta, Georgia 30912
1.7.    Funding. AURI shall not use funding from any public or private source other than NewLink in the performance of the Research Services Program.  NewLink acknowledges that PI has an on-going NIH-funded research program on the general biology of PTEN in cancer (not directed to development and testing of new PTEN inhibitors) and this larger program is not covered by this Agreement.
2.         Confidential Information
AURI shall comply with Article 7 of the License Agreement.
3.         Inventions
3.1.    Ownership of Inventions. “Inventions” means those potentially patentable discoveries first conceived or actually reduced to practice by or on behalf of AURI in performance of this Agreement. The Parties anticipate that Inventions by PI are not likely to result from AURI performance of this Agreement. Inventorship shall be determined according to United States patent law. However, if PI or another employee or agent of University or AURI conceives or reduces to practice any Inventions, then ownership of Inventions shall vest as follows: Inventions solely invented by PI or persons acting under the direction of PI or other employees or agents of AURI or University shall be owned by AURI; Inventions jointly invented by PI or persons acting under the direction of PI or other employees or agents of AURI or University together with NewLink’s employees, independent contractors or agents shall be jointly owned by AURI and NewLink. AURI shall obtain all assignments necessary to effectuate such ownership. AURI shall promptly disclose all Inventions in writing to NewLink, shall provide all additional information reasonably requested by NewLink and shall provide all assistance reasonably requested by NewLink with respect to the filing, prosecution or enforcement of patents or patent applications claiming Inventions, which patents and patent applications are Licensed Patents under the Licensed Agreement.
3.2.    No Implied License. This Agreement shall not be construed to confer any rights upon either Party by implication, estoppel, or otherwise as to any intellectual property of the other Party not otherwise expressly subject to this Agreement.
4.         Publication. AURI’s right to publish or publicly present Licensed Know-How are as set forth in Section 7.4 of the License Agreement.

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.        Compensation
5.1.     Payment Schedule. In consideration for AURI’s performance of Technical Tests, NewLink will pay to AURI compensation in the amount and manner as negotiated and mutually agreed upon in writing on an experiment set-by-experiment set basis, which writing shall include the work to be done, the costs of the work, and a timeline for Test Results.
5.2.    Billing Address. AURI will send all invoices to NewLink at the following address: invoices@linkp.com.
5.3.    Remittance. Provided that the applicable set of experiments has been satisfactorily completed and the invoiced amounts do not exceed the budget therefor by more than [*], (unless AURI obtained NewLink’s prior written consent for such cost over-run), NewLink will pay, within [*] days of its receipt of the applicable invoice, the invoiced amount to AURI in U.S. currency by check made payable to "Augusta University Research Institute" and mailed to:

Augusta University Research Institute, Inc.
P.O. Box 945552
Atlanta, Georgia 30394-5552
Attn: Technical Testing Scope of Work - NewLink/Munn

6.         Term and Termination
6.1.    Term. This Agreement is effective on the last signature date below and will expire two years from that date, at which time the Parties shall have the option in their sole discretion to renew the Agreement for three additional years, which mutually agreed renewal, if any, shall be in writing signed by both Parties’ authorized representatives. The Parties agree that this Agreement shall not extend beyond the termination of the License Agreement.
6.2.    Termination. Either Party may terminate this Agreement prior to its expiration date by providing written notice to the other Party at least [*] days in advance of termination. Upon receipt of written notice of termination, AURI shall, to the extent possible, immediately cease all new work under this Agreement; unless NewLink agrees otherwise in writing, AURI shall remain responsible for completing all work initiated under this Agreement prior to the receipt of written notice of termination. In the event of earlier termination of this Agreement, NewLink will promptly pay AURI for Technical Tests performed, including non-cancellable obligations made by AURI (if NewLink is the terminating party), up to the effective date of termination (or beyond such effective date to the extent necessary for AURI to complete work initiated prior to receipt of written notice of termination), provided that AURI delivers an itemized invoice therefor to NewLink, the applicable Technical Tests have been satisfactorily performed and the invoiced amounts do not exceed the budget therefor by more than [*], (unless AURI obtained NewLink’s prior written consent for such cost over-run). In the event that the PI becomes unable or unwilling to continue the work under this Agreement, and a mutually acceptable substitute is not available, AURI or NewLink shall have the option to terminate this Agreement on thirty days written notice.
7.        Disclaimer of Warranties

Subject to AURI’s compliance with THE LAST SENTENCE OF Section 1.1, ALL TECHNICAL TESTS, TEST RESULTS, AND INVENTIONS UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. Subject to AURI’s compliance with THE LAST SENTENCE OF Section 1.1, AURI MAKES

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING BUT NOT LIMITED TO MERCHANTABILITY, USE OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS WITH REGARD TO THE TECHNICAL TESTS, TEST RESULTS, OR INVENTIONS UNDER THIS AGREEMENT.

8. Limitation of Liability; Liability to Third Parties; Representations
8.1.     Limitation of Liability. Except with respect to indemnity obligatIons as set forth in SECTION 8.2 and to breachES of the confidentiality obligations AS DESCRIBED IN SECTION 2, in no event shall either Party be liable to the other party for incidental, consequential, indirect, punitive or special damages arising out of or related to this Agreement, however caused, under any theory of liability, even if advised of the possibility of such damages.
8.2.     Liability to Third Parties.
(a) NEWLINK agrees to hold AURI and its trustees, officers, employees and agents (collectively, the “AURI Indemnitees”) harmless from all liabilities, damages, and expenses, including reasonable attorney fees, resulting directly from third party claims or demands asserted by third parties against a AURI Indemnitee arising from NEWLINK’S use of the Test Results and/or Inventions.
(b) To be eligible to be indemnified as described in Section 8.2(a), each of the AURI Indemnitees seeking to be indemnified shall provide NewLink with prompt notice of any claim (with a description of the claim and the nature and amount of any such loss) giving rise to the indemnification obligation pursuant to Section 8.2(a) and the exclusive ability to defend such claim (with the reasonable cooperation of AURI Indemnitee(s)). Each AURI Indemnitee shall have the right to retain its own counsel, at its own expense, if representation by the counsel of NewLink would be inappropriate due to actual or potential differing interests between such AURI Indemnitee(s) and NewLink. Neither the AURI Indemnitee(s) nor NewLink shall settle or consent to the entry of any judgment with respect to any claim for losses for which indemnification is sought without the prior written consent of the other (not to be unreasonably withheld or delayed); provided however, that NewLink shall have the right to settle or compromise any claim for losses without such prior written consent if the settlement or compromise provides for a full and unconditional release of the AURI Indemnitee(s) and is not materially prejudicial to any AURI Indemnitee’s rights. NewLink’s obligation to indemnify the AURI Indemnitee(s) pursuant to this Section 8.2 shall not apply to the extent of any losses (a) that arise from the negligence, recklessness, or intentional misconduct of any AURI Indemnitee; or (b) that arise from the breach by AURI of any obligation, representation, warranty or covenant in this Agreement or the License Agreement.
(c) AURI shall be responsible for its own acts in connection with this Agreement, including its negligence, recklessness or intentional misconduct and its breach of any obligation, representation, warranty or covenant in this Agreement.
8.3     Representation of AURI. AURI represents and warrants that, pursuant to a written subcontract agreement between AURI and University, (a) as between AURI and University, AURI is the sole owner of all inventions, information, materials, data and results made, created, conceived or actually reduced to practice by or on behalf of AURI or University in pursuant to this Agreement and AURI has the right to grant to NewLink the rights and licenses thereto set forth in this Agreement or the License Agreement and (b) University is obligated to comply with AURI’s obligations under this Agreement, including , but not limited to, AURI’s confidentiality obligations under Section 2.

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.         General Provisions
9.1.     Use of Names. Except as permitted pursuant to Section 7.5 of the License Agreement, neither Party shall use the name of the other in any form of advertising or publicity without the express written permission of the other Party. NewLink shall seek such permission from AURI by submitting the proposed use, well in advance of any deadline, to the University’s Vice President of the Division of Communications and Marketing or designee.
9.2.     Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Georgia, U.S.A., without reference to its conflict of law provisions.
9.3.    Third Party Beneficiaries. This Agreement does not create any rights, or rights of enforcement, in third parties.
9.4.    Severability. If a court of competent jurisdiction finds any provision of this Agreement legally invalid or unenforceable, such finding will not affect the validity or enforceability of any other provision of this Agreement and the Parties will continue to perform. To the extent possible the Parties shall revise such invalidated Article or part thereof in a manner that will render such provision valid without impairing the Parties’ original interest.
9.5.    Merger. This Agreement and the License Agreement embody the entire understanding of the Parties and supersedes all previous or contemporaneous communications, either oral or written, between the Parties relating to the subject matter of this Agreement. All terms and conditions of any other instruments, including purchase orders, issued by NewLink at any time to facilitate payment under this Agreement are void.
9.6.    Amendments. No modification to this Agreement will be effective unless confirmed in a written amendment signed by each Party’s authorized representative.
9.7.    Counterparts. The Parties may sign this Agreement in counterparts, each of which constitutes an original and all of which together constitute the Agreement.
9.8.    Assignments. This Agreement shall bind, and inure to the benefit of, the Parties and any successors to substantially the entire assets of the respective Party. Neither Party may assign this Agreement without first obtaining the prior written consent of the other Party, except that NewLink may make such an assignment or transfer without AURI’s consent to NewLink’s Affiliates or to the successor to all or substantially all of the business of NewLink to which this Agreement relates (whether by merger, acquisition, sale of stock, sale of assets or otherwise). Any permitted assignment shall be binding on the successors, heirs and assigns of the assigning Party. Any attempted assignment by a Party in violation of the terms of this Section 9.8 shall be null and void. The parties hereby consent to the subcontracting of the work of the Technical Tests under the Agreement to University.
9.9.    Force Majeure. Each Party will be excused from performance of the Agreement only to the extent that performance is prevented by conditions beyond the reasonable control of the affected Party. The Party claiming excuse for delayed performance will promptly notify the other Party and will resume its performance as soon as performance is possible.
9.10.    Export Control. Each party shall comply with all relevant laws, whether United States or foreign, governing the exports and re-exports of technical data or commodities made under this Agreement.
9.11.    Survival. All terms of this Agreement that are intended to survive termination or expiration in order to be effective shall survive such termination or expiration.

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.12.    Independent Contractor Status. The Parties are independent contractors with respect to each other and nothing herein shall create any association, partnership, joint venture or agency relationship between them.
9.13.    Notices. Any notice given under this Agreement will be in writing and will be effective upon receipt evidenced by: (a) personal delivery; (b) confirmed facsimile transmission; (c) return receipt of postage prepaid registered or certified mail; or (d) delivery confirmation by commercial overnight carrier. All communications will be sent to the addresses set forth below or to such other address designated by a Party by written notice to the other Party in accordance with this section:
AURI:    For matters related to this Agreement:
Sarah J. White
Executive Director
Augusta University Research Institute, Inc.
CJ-3301, 1120 15th Street
Augusta, Georgia 30912-4810
T: (706) 721-3087
F: (706) 721-6487

With a copy to:
David H. Munn, M.D.
Augusta University Cancer Center
1120 15th Street, CN 4141
T: (706) 721-8735
Email: DMUNN@ gru.edu

AURI will send all notices to NewLink under this Agreement to NewLink’s address as follows:
NewLink Genetics Corporation
2503 South Loop Drive
Suite 5100
Ames, Iowa 50010
Attn: Chief Financial Officer
Fax: 515-296-5557

with copies to (which copies shall not constitute notice):

NewLink Genetics Corporation
2503 South Loop Drive
Suite 5100
Ames, Iowa 50010
Attn: Chief Executive Officer
Fax: 515-296-5557

Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Attn: Marya A. Postner, Ph.D.
Fax: 650-849-7400

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.14.    Equipment and Supplies. Unless the Parties agree otherwise, AURI shall retain title to any equipment and supplies purchased with funds provided by NewLink under this Agreement provided that the mutually agreed budget clearly contemplates such purchase.
9.15.    Conflict of Interest. University institutional policy requires that persons engaged in sponsored research must disclose potential financial conflicts of interest with such research, including certain consulting, stock ownership, or other relationships with a company which sponsors such research, and that AURI /University must take measures to eliminate or minimize any effects of such potential conflicts on the objectivity of such research. By signing below, PI agrees to comply with University institutional policy and requirements governing conflict of interest.
9.16    Conflicts with Other Agreements. In the event a conflict arises between a provision or requirement between this Agreement and the License Agreement, the provisions of the License Agreement shall govern.

[Signatures on next page.]

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the date appearing below their respective signatures.

NewLink Genetics Corporation

By: /s/ Charles Link                                3/15/2016                                                    Date
Charles Link, Jr. M.D.
Printed Name
Chief Executive Officer
Title

Augusta University Research Institute, Inc.

By: /s/ Sarah White                                3/18/2016                                                    Date
Sarah J. White
Printed Name
Executive Director
Title

Read and Understood by PI:

/s/ David Munn
David. H. Munn, M.D.
David H. Munn, M.D.
Name Printed

Exhibit 10.10
[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Technical Testing Scope of Work - Menu of Technical Tests
[*]